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Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our reports dated May 3, 2006 accompanying the consolidated financial statements and Schedule II and management’s assessment of the effectiveness of internal control over financial reporting included in the Annual Report of Park Electrochemical Corp. on Form 10-K for the year ended February 26, 2006. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Park Electrochemical Corp. on Form S-8 Nos. 33-55383, 33-63956 and 333-12463.
/s/ GRANT THORNTON LLP
New York, New York
May 3, 2006